                                                                       EXHIBIT 3

                     [The following is an unofficial
                     Restatement of the Restated Articles of
                     Incorporation, filed on October 7, 1988, with the Secretary of State of South Carolina, as subsequently amended on April 28, 1989, November 2, 1993 and
                     May 4, 1994, and as corrected on
                     August 10, 1995]

                            STATE OF SOUTH CAROLINA
                              SECRETARY OF STATE
                     (RESTATED) ARTICLES OF INCORPORATION
                                      OF
                            SONOCO PRODUCTS COMPANY
                   -----------------------------------------
                              (File this Form in
                             Duplicate Originals)            This Space for Use
                                                                    by
                        (Section 33-7-30 of 1976 Code)       Secretary of State

1. The name of the corporation is SONOCO PRODUCTS COMPANY, originally known as SOUTHERN NOVELTY COMPANY as filed on May 10, 1899.

2. The initial registered office of the corporation is North Second Street
                                                       -------------------
                                                         Street & Number

   Hartsville                 Darlington            S.C.        29550
   -----------------------------------------------------------------------
     City                       County                         Zip Code

   and the initial registered agent at such address is Harris E. DeLoach, Jr.

3. The period of duration of the corporation shall be perpetual (    years).

4. The corporation is authorized to issue shares of stock as follows:


Class of Shares            Authorized No. of Each Class      Par Value
----- -- ------            ---------- --- -- ---- -----      --- -----
Common                             150,000,000                 None
Preferred                           30,000,000                 None

     If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

              (a) Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock (including any shares of Preferred Stock restored to the status of authorized but unissued Preferred Stock, undesignated as to series pursuant to this Article 4(a) in one or more series, and to establish, from time to time, the number of shares to be included in each such series and to fix the designations, voting powers, if any, preferences, limitations, and relative, participating, optional or other special rights, as shall be stated and expressed in the articles of amendment providing for the issue of such series adopted by the Board of Directors and filed with the Secretary of State. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                    (i) the distinctive serial designations and the division of shares of Preferred Stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding) by articles of amendment authorized, executed and filed as required by law;

                   (ii) the rate or amount (or the method of determining the rate or amount) and times at which, and the preferences and conditions under which, dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series of stock;

                  (iii) the price or prices at which, the nature of the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the corporation;

                   (iv) the amount or amounts and rights and preferences, if any, to which the holders of shares of a particular series are entitled or shall have in the event of any involuntary or voluntary liquidation, dissolution or winding up of the corporation;

                    (v) the right, if any, of the holders of a particular series or the corporation to convert or cause conversion of shares of such series into shares of other classes or series of stock or other securities or other property or to exchange or cause exchange of such shares for shares of other classes or series of stock or other securities for other property, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and exchange, and the terms and conditions of adjustments, if any, at which such conversion or exchange may be made or caused;

                   (vi) the obligation, if any, of the corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, and the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchased or otherwise acquired;

                  (vii) the voting rights, if any, of the shares of a particular series (in addition to those that may be required by law), whether special, conditional, limited or unlimited, including the number of votes per share and any requirement for the approval by the holders of shares of all series of Preferred Stock, or of the shares of one or more series thereof, or of both, in an amount greater than a majority up to such amount as is in accordance with applicable law, as a condition to specified corporation action or amendments to the Articles of Incorporation; and,

                 (viii) any other relative rights, limitations and preferences which may be so determined by the Board of Directors to the fullest extent permitted by the laws of the State of South Carolina.

   All shares of any particular series of Preferred Stock shall rank equally and shall be identical as to preferences, limitations and relative rights, except as to the date or dates from and after which dividends, if cumulative or partially cumulative, shall accumulate. All series of Preferred Stock shall rank equally and shall be identical as to preferences, limitations and relative rights, except insofar as, to the extent permitted by law, they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the articles of amendment providing for any particular series of Preferred Stock.

     All shares of Preferred Stock shall rank senior and prior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the net assets of the corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the corporation. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the corporation (including shares surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

        1. DESIGNATION OF THE SERIES; RANK. The shares of such series shall be designated as "$2.25 Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 3,450,000. The Series A Preferred Stock shall be without par value. Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding. The Series A Preferred Stock shall rank senior to the common stock of the Company (the "Common Stock") and any other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

        2. DIVIDENDS. (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative annual cash dividends of $2.25 per share, payable in arrears on the first day of February, May, August and November, commencing February 1, 1994 (the "Dividend Payment Date"), with respect to the quarterly period ending on the day immediately preceding such dividend payment date. The amount of dividends payable per share for each full dividend period shall be computed by dividing by four the $2.25 annual rate. Dividends payable for any period other than a full dividend period shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months. The dividends will be payable to holders of record as they appear on the stock register of the Company on a record date fixed by the Board of Directors, which shall in no event be more than fifty (50) days nor less than ten (10) days prior to the Dividend Payment Date. Dividends on the Series A Preferred Stock shall be cumulative from the date of original issuance of the Series A Preferred Stock. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of the full cumulative dividends.

        Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series A Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series A Preferred Stock at the time outstanding.

        Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock have been paid or declared and set aside for payment for all past dividend periods: (i) no dividends -- in cash, stock or other property -- may be declared or any other distribution made upon the Common Stock or on any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends (other than dividends or distributions in Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution of winding up, dividends or distributions of Rights (as defined in Section 7 hereof), or the issuance of such Rights in connection with any other stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up); (ii) no Common Stock, or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, may be redeemed pursuant to a sinking fund or otherwise or purchased or otherwise acquired for any consideration by the Company (except by conversion of such junior stock into, or exchange of such stock for, stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up, or by redemption of the Rights for cash), provided that unless
                                                      -------- ----
prohibited by the terms of any other outstanding series of preferred stock, any monies theretofore deposited in any sinking fund with respect to any preferred stock of the Company in compliance with paragraph (a) of this Section 2 and the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends on all outstanding shares of Series A Preferred Stock through the most recent Dividend Payment Date shall have been paid in full or declared and a sufficient sum set apart for payment thereof.

        If a dividend upon any shares of Series A Preferred Stock or any other outstanding preferred stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends is in arrears, all dividends or other distributions on account of such arrearage (other than dividends paid in Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) will be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other series shall in all cases bear to each other the same ratio that full cumulative dividends per share at the time on the shares of Series A Preferred Stock and on such other series bear to each other.

        (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if the Company could not, under paragraph (a) of this Section 2, purchase or otherwise acquire such shares at such time and in such manner.

        3.  GENERAL, CLASS AND SERIES VOTING RIGHTS. Except as provided in this
Section 3 and in Section 4 hereof, or as otherwise from time to time required by law, the Series A Preferred Stock shall have no voting rights.

        So long as any shares of Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time (voting separately as a class together, as to clause (i) below, with all other series of preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

          (i) The authorization, creation, issuance or reclassification of authorized stock of the Company into, or authorization, creation or issuance of any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company (including any class or series of preferred stock) ranking prior to the Series A Preferred Stock or to any other series of preferred stock which ranks on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up; or

         (ii) The amendment, alteration or repeal of any of the provisions of this Amendment or of these resolutions, whether by merger, consolidation or otherwise, which would materially and adversely affect the preferences, rights, powers or privileges, qualification, limitations and restrictions of the Series A Preferred Stock; provided, however, that the
                                                   --------  -------
     authorization, creation, issuance or increase in the amount of shares of any other class or series of capital stock ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such preferences, rights, powers or privileges, qualifications, limitations and restrictions.

        The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

        4. DEFAULT VOTING RIGHTS. Whenever at any time dividends payable on the shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends payable on shares of the Series A Preferred Stock at the time outstanding, whether or not consecutive quarterly dividend payment periods, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right (voting separately as a class together with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) to elect two directors of the Company for terms at the Company's next annual meeting of shareholders (the "Preferred Stock Directors"). If the right to elect Preferred Stock Directors shall have accrued to the holders of the Series A Preferred Stock more than 90 days prior to the date established for the next annual meeting of shareholders and if immediately prior to the accrual of that right there are at least two vacancies on the full Board of Directors of the Company, the Chairman of the Board or the President of the Company shall, within 20 days after delivery to the Company at its principal office of a written request for a special meeting signed by the holders of at least 15 percent of all outstanding shares of the Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors. At elections for such Preferred Stock Directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on a parity as aforesaid with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable being entitled to such number of votes, if any, for each share of stock held as may be granted to them).

        The Preferred Stock Directors to be elected by the holders of Series A Preferred Stock (together with any series of preferred stock ranking on a parity as aforesaid with the Series A Preferred Stock and upon which like
Voting rights have been conferred and are exercisable) shall be in addition to the number of directors constituting the Board of Directors of the Company immediately prior to the accrual of that right, unless the Board of Directors is then at its maximum size, in which case such holders shall be entitled to elect two of such Directors at the Company's next annual meeting of shareholders. Unless the voting rights of the holders of such stock have terminated as provided below, such Preferred Stock Directors shall serve until their successors are elected and qualified by the holders of Series A Preferred Stock and any other holders of shares of preferred stock ranking as aforesaid on a parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable.

        Each Preferred Stock Director elected by the holders of shares of Series A Preferred Stock (together with any other series of preferred stock ranking as aforesaid on a parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable) shall continue to serve as such director until such time as all dividends accumulated on the Series A Preferred Stock have been paid in full, at which time, subject to the requirements of the South Carolina Business Corporation Act of 1988, as amended, the term of office of all persons elected as Preferred Stock Directors by the holders of Series A Preferred Stock (together with any other series of preferred stock ranking on a parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable) shall forthwith terminate and the number of members of the Board of Directors shall be reduced accordingly. If the office of any Preferred Stock Director elected by the holders of Series A Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise (other than termination upon the payment in full of all accumulated dividends as aforesaid), the remaining Preferred Stock Director elected by the holders of Series A Preferred Stock (together with any other series of preferred stock ranking on a parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable) voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, a majority of the votes to which the holders of the outstanding shares of Series A Preferred Stock and all other such series of preferred stock ranking on a parity with the Series A Preferred Stock and upon which like voting rights have been conferred and are exercisable are entitled. Whenever the term of office of the Preferred Stock Directors elected by the holders of Series A Preferred Stock voting as a class shall end and the special voting powers vested in the holders of Series A Preferred Stock as provided in this Section 4 shall have expired, the number of directors shall be such number as may be provided for in the By-Laws or in a resolution of the Board of Directors adopted in accordance with the By-laws.

        5. REDEMPTION. The outstanding shares of Series A Preferred Stock shall not be redeemable prior to November 8, 1996. On or after November 8, 1996, the Series A Preferred Stock may be redeemed at the option of the Company
                                                   ----------------------------
at any time, in whole or in part, at a price of $51.575 per share, plus accrued and unpaid dividends, if any, if redeemed prior to November 1, 1997 and at the prices indicated below, plus in each case accrued and unpaid dividends, if any, if redeemed during the 12-month period beginning November 1 of the years indicated below:

                  Redemption                  Redemption
  Year              Price        Year           Price
-------------   -------------  ------------  ------------
1997.........   $51.350        2001........  $50.450
1998.........   $51.125        2002........  $50.225
1999.........   $50.900        2003 and
2000.........   $50.675        thereafter..  $ 50.00

in each case plus accrued and unpaid dividends, if any, up to but excluding the date fixed for redemption (subject to the right of the holder of record of shares of Series A Preferred Stock on a record date for the payment of a dividend on the Series A Preferred Stock to receive the dividend due on such shares of Series A Preferred Stock on the corresponding Dividend Payment Date).

     No sinking fund, mandatory redemption or other similar provision shall apply to the Series A Preferred Stock.

        If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Company will determine those to be redeemed pro rata as nearly as practicable, by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

        Notice of any proposed redemption of shares of Series A Preferred Stock shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses then appearing in the stock register of the Company, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date, (ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption price; (iv) the shares of Series A Preferred Stock to be redeemed and (v) the then effective Conversion Price (as defined below) and that the right of holders of shares of Series A Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the second business day next preceding the Redemption Date (provided that no default by the Company in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing). Any notice mailed in such manner shall be conclu-sively deemed to have been duly given whether or not such notice is in fact received.

        The holder of any shares of Series A Preferred Stock redeemed upon any exercise of the Company's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate(s) representing such shares of Series A Preferred Stock and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series A Preferred Stock to the Company free of any adverse interest. No interest shall accrue or be paid on the Redemption Price of any share of Series A Preferred Stock.

        On and after the Redemption Date for any share of Series A Preferred Stock, such share shall (provided the Redemption (including any accrued and unpaid dividends up to but excluding the Redemption Date) of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Company in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends up to but excluding the Redemption Date), without interest, for such share in accordance with the provisions of this Section 5, subject to applicable escheat laws. Any interest accrued on such funds shall be paid to the Company from time to time.

        If any such notice of redemption shall have been duly given or has been given to a bank or trust company hereinafter referred to in Section 8 with irrevocable written instruction to promptly give or complete such notice, and if on or before the Redemption Date all funds necessary for such redemption shall have been deposited with such a bank or trust company, in trust for the benefit of the holders of the shares so called for redemption, then, notwithstanding the certificate or certificates for shares so called for redemption shall not have been surrendered for redemption, from and after the time of such deposit all shares so called for redemption shall be deemed to be no longer outstanding, and all rights with respect to such shares shall forthwith terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, on or before the date fixed for redemption, and to exercise all privileges of conversion, if any, not theretofore expired, subject to applicable escheat laws. Any interest accrued on such funds so held by such bank or trust company shall be paid to the Company from time to time.

        In the event that any shares of Series A Preferred Stock shall be converted into Common Stock pursuant to Section 7 hereof, then (i) the Company shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Company immediately after such conversion (subject to declared dividends payable to holders of shares of Series A Preferred Stock on the record date for such dividends being so payable, to the extent set forth in
Section 7 hereof).

        Subject to Section 2 hereof and to the following paragraph, the Company shall have the right to purchase shares of Series A Preferred Stock in the public market at such prices as may from time to time be available in the public market for such shares and shall have the right at any time to acquire any shares of Series A Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Series A Preferred Stock may be acquired by the Company from any shareholder pursuant to this paragraph without offering any other shareholder an equal opportunity to sell his stock to the Company, and no purchase by the Company from any shareholder pursuant to this paragraph shall be deemed to create any right on the part of any shareholder to sell any shares of Series A Preferred Stock (or any other stock) to the Company.

        Notwithstanding the foregoing provisions of this Section 5, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Series A Preferred Stock is past due, (i) no shares of the Series A Preferred Stock may be redeemed, except (A) by means of a redemption pursuant to which all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, or pursuant to which the outstanding shares of the Series A Preferred Stock are redeemed on a pro rata basis or (B) by conversion of shares of Series A Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up, and (ii) neither the Company nor any subsidiary of the Company shall purchase or otherwise acquire any shares of the Series A Preferred Stock, except (A) pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock or (B) by conversion of shares of Series A Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

        6. LIQUIDATION. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 6, a "Liquidation"), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock of the Company that ranks junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, an amount equal to $50 per share plus all dividends accrued and unpaid on such share up to the date of distribution of the assets of the Company to the holders of Series A Preferred Stock, and the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock as to liquidation, dissolution or winding up shall be entitled to receive the full respective liquidation preferences (including any premium), to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution.

        If upon any Liquidation of the Company, the assets available for distribution to the holders of Series A Preferred Stock and any other stock of the Company ranking on a parity with the Series A Preferred Stock upon Liquidation which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) of the liquidating distribution to which they shall be entitled, then the holders of each series of such stock will share ratably in any such distribution of assets first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any such liquidating preference and accrued dividends, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

        For purposes of this Section 6, a Liquidation shall not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any liquidation, dissolution, winding up or reorganization of the Company immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved.

        The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Series A Preferred Stock and (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series A Preferred Stock to the Company free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

        7. CONVERSION PRIVILEGE. The holder of any share of Series A Preferred Stock shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including but not after the close of business on the second business day preceding the date fixed for such redemption, provided that no default by the Company in the payment of the applicable Redemption Price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption), to convert such share into that whole number of fully paid and nonassessable shares of Common Stock equal to a fraction, the numerator of which is the liquidation preference specified in Section 6 above (excluding accrued but unpaid dividends, if any) of such share of Series A Preferred Stock surrendered for conversion, and the denominator of which is the current Conversion Price per share of Common Stock. The Conversion Price shall initially be $25.3125 per share of Common Stock and shall be subject to adjustment as set forth below.

        In order to exercise the conversion privilege, the holder of shares of Series A Preferred Stock shall surrender the certificate(s) representing such shares, accompanied by transfer instrument(s) satisfactory to the Company and sufficient to transfer the Series A Preferred Stock being converted to the Company free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Company ("Conversion Agent") and shall give written notice to the Company at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the name(s), together with address(es), in which the certificate(s) for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series A Preferred Stock as aforesaid, the Company shall issue and shall deliver at such Conversion Agent to such holder, or upon such holder's written order, a certificate(s) for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof, and any fractional interest in respect of a share of

Common Stock arising upon such conversion shall be settled as provided below. Balance certificates will be issued for the remaining shares of Series A Preferred Stock in any case in which fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series A Preferred Stock shall have been so surrendered and such notice received by the Company as aforesaid, and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Company shall be closed on the date on which shares of Series A Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such person(s) shall be deemed to have become such holder(s) of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the Company.

        In the case of any share of Series A Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the next succeeding Dividend Payment Date, the dividend due on such next succeeding Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion, except that holders of shares called for redemption on a Redemption Date between the record date and the Dividend Payment Date will not be entitled to receive such dividend. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Payment Date and the opening of business on such Dividend Payment Date must (except in the case of shares of Series A Preferred Stock which have been called for redemption on a Redemption Date within such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the dividend payable on such next succeeding Dividend Payment Date on the shares of Series A Preferred Stock being surrendered for conversion. A holder of shares of Series A Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

        No fractional shares of Common Stock will be issued, but in lieu thereof, in the sole discretion of the Board of Directors, either (i) such fractional interest shall be rounded up to the next whole share, or (ii) an appropriate amount will be paid in cash by the Company, as described in Section 10 hereof. If more than one certificate representing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock represented by, such certificates, or the specified portions thereof to be converted, so surrendered.

    The Conversion Price shall be adjusted from time to time as follows:

          (a) In case the Company shall pay or make a dividend or other distribution on Common Stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date fixed for a distribution of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (g) below) of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller amount of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) evidences of its indebtedness and/or
     (ii) cash or other assets (including securities, but excluding Common Stock and any rights or warrants referred to in subsection (b) above, dividends or distributions in connection with the liquidation, dissolution or winding up of the Company, dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and dividends or distributions referred to in subsection (a) above), then in each case (unless the Company elects to reserve such evidences of indebtedness, securities or other assets for distribution to the holders of Series A Preferred Stock upon the conversion thereof so that any such holder converting such shares will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such evidences of indebtedness, securities or other assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the evidences of indebtedness, securities or other assets, converted such shares of Series A Preferred Stock into Common Stock) the Conversion Price shall be adjusted so that the sum shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (g) below) of the Common Stock on such record date less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with any Conversion Agent) of the portion of the cash or other assets, evidences of indebtedness or securities so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this

     Section 7) applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date. However, in the event the then fair market value (as so determined) of the portion of the evidences of indebtedness, securities or other assets so distributed applicable to one share of Common Stock is equal to or greater than the current market price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive upon conversion thereof the amount and kind of evidences of indebtedness, securities or other assets such holder would have received had he converted such shares on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph by reference to the actual or when issued trading market for any securities comprising a distribution of securities, it shall in doing so consider the price in such market over the period used in computing the current market price of the Common Stock.

          The occurrence of a distribution or the occurrence of any other event as a result of which holders of shares of Series A Preferred Stock converting such shares into Common Stock hereunder will not be entitled to receive rights issued pursuant to any shareholders protective rights agreement that may be adopted by the Company (the "Rights") in the same amount and manner as if such holders had converted such shares immediately prior to the occurrence of such event shall be deemed a distribution of Rights for the purposes of conversion adjustments pursuant to this subparagraph. In lieu of making any adjustment to the Conversion Price under this subparagraph as a result of such a distribution of Rights, the Company may, at its option, provide that Rights shall be issuable in the same amount and manner upon conversion of the Series A Preferred Stock without regard to whether the shares of Common Stock issuable upon conversion of the Series A Preferred Stock were issued before or after such distribution or other event.

          (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding (i) any cash dividends on the Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (a)
     the amount per share of Common Stock of the cash dividends paid on the Common Stock in the next preceding 12-month period, to the extent that such dividends for the preceding 12-month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (as adjusted to reflect subdivisions or combinations of the Common Stock) and (b) 15% of the average daily Closing Prices (as hereinafter defined) of the Common Stock for the ten consecutive Trading Days (as hereinafter defined) immediately prior to the date of declaration of such dividend, (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (iii) any redemption of Rights issued under a rights agreement) then, in each such case, unless the Company elects to reserve such an amount of cash for distribution to the holders of the Series A Preferred Stock so that any such holder converting such shares will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its shares of Series A Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such record date by a fraction of which the numerator shall be the last reported sales price of the Common Stock on such record date less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock, and the denominator shall be such last reported sales price of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that in
                                                     --------  -------
     the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the last reported sales price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall thereafter have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series A Preferred Stock on such record date. If any adjustment is required to be made as set forth in this subparagraph as a result of a distribution which is a dividend described in subclause (i) of this subparagraph, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (i) of this subparagraph. If an adjustment is required to be made pursuant to this subparagraph as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution.

          (f) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Company or any subsidiary of the Company for all or any portion of the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the first reported sales price per share of Common Stock on the Trading Day next succeeding the Expiration Time (as defined below), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sales price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sales price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (g) For the purpose of any computation under this Section 7, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of Common Stock for the ten consecutive Trading Days prior to and including the date in question;

     provided, however, that (1) if the "ex" date (as hereinafter defined) for
     --------  -------
     any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 7 occurs during such ten consecutive Trading Days and prior to the "ex" date for the issuance, distribution or Fundamental Change requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to such subparagraphs hereof occurs on or after the "ex" date for the issuance, distribution or Fundamental Change requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event (provided that in the event that such fraction is required to be determined at a date subsequent to the date in question and with reference to events taking place subsequent to the date in question, the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be, shall estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the date in question, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the Conversion Price is so required to be adjusted as a result of such other event is determined), and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of the subparagraphs of this
     Section 7, whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business an the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance, distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance, such distribution or the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
     (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

          (h) No adjustment in the Conversion Price shall be required pursuant to this Section 7 unless the adjustment would require a change of at least 1% of such price; provided, however, that any adjustments which by reason
                       --------  -------
     of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Board of Directors of the Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. In addition, the Company may, at its option, make such reductions in the Conversion Price in addition to those set forth in this Section 7, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error with regard to the preceding sentence and its actions in so doing shall be final and conclusive. Notwithstanding anything to the contrary within this Section 7, the Conversion Price shall not be less than the greater of $1.00 or the par value, if any, per share of the Common Stock. In the event an adjustment provided for herein would result in a Conversion Price of less than $1.00 or the par value, if any, such adjusted Conversion Price shall be such greater amount per share.

          Whenever the Conversion Price is adjusted as herein provided, (i) the Company shall promptly file with any Conversion Agent a Certificate of a duly authorized officer of the Company or of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate, if of a firm of independent public accountants, shall be conclusive evidence of the correctness of such adjustment, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company to any Conversion Agent and mailed by the Company to each holder of shares of Series A Preferred Stock at such holder's last address as the same appears on the books of the Company.

          In any case in which this Section 7 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional shares pursuant to this Section 7.

          For purposes of this Section 7, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of this Section 7, shares issuable on conversion of shares of Series A Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the date of the initial issuance of Series A Preferred Stock by the Company, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          In case:

               (i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Price of the Series A Preferred Stock pursuant to the terms of any of the subsections above (including such an adjustment that would occur but for the terms of the first sentence of subsection
          (h) above); or

              (ii) the Company shall authorize the granting to the holders of its Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

             (iii) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock; or

              (iv) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfers of all or substantially all of the assets of the Company or a compulsory share exchange; or

               (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then the Company shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series A Preferred Stock at each such holder's last address as the same appears on the books of the Company, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or
     (B) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (v) above.

        The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

        The Company covenants that all shares of Common Stock which may be delivered upon conversions of shares of Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

        The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Series A Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series A Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock is hereby authorized in all respects.

        If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange, the NASDAQ Stock Market ("Nasdaq") or any other national securities exchange, the Company will, in good faith and as expeditiously as possible, endeavor, if permitted by the rules of such exchange or system, to list and keep listed on such exchange or system, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

        Notwithstanding the provisions in this Section 7, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan (whether any such plan is now or hereafter authorized), or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or any subsidiary (whether any such plan or program is now or hereafter authorized), or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Preferred Stock was first designated, shall not be deemed to constitute an issuance of Common

Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as described in this Section 7. Except as expressly set forth in this Section 7, if any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

        In the event that the Company shall be a party to any transaction constituting a recapitalization, reclassification, consolidation, merger, sale, transfer of all or substantially all of its assets or share exchange (including without limitation any (i) recapitalization or reclassification of shares of the Common Stock (other than a change from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination of the Common Stock)), (ii) any consolidation of the Company with, or merger of the Company into, any other corporation, any merger of another corporation into the Company as a result of which holders of Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for the Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which the holders of Common Stock shall be entitled to receive other securities, cash or other property), then appropriate provision shall be made as part of the terms of such transaction so that the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share only into (1) in the case of a Non-Stock Fundamental Change (as hereinafter defined) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect to any adjustment in the Conversion Price required by the provisions which follow, and (2) in the case of a Common

Stock Fundamental Change (as hereinafter defined), common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of this Section 7. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfer or share exchanges.

        Notwithstanding any other provisions in this Section 7 to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each share of Series A Preferred Stock shall be convertible solely into Common Stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

        For purposes of calculating any adjustment to be made pursuant to this
Section 7 in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

          (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of Common Stock shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this
     Section 7, and (B) the product of (1) the greater of the Applicable Price (as hereinafter defined) and the applicable Reference Market Price (as hereinafter defined) and (2) a fraction, the numerator of which shall be $50 and the denominator of which shall be the amount at which one share of Series A Preferred Stock would be redeemed by the Company if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being the sum of (1) the redemption price set forth in the table contained in Section 5(a) above, or if the Non-Stock Fundamental Change occurs during the period commencing on the date of original issue of the Series A Preferred Stock and ending October 31, 1994, and for the 12-month periods commencing November 1, 1994 and November 1, 1995, and for the period commencing November 1, 1996 and ending November 7, 1996, $52.250, $52.025, $51.800 and $51.575, respectively, and (2) any accrued and unpaid dividends on the Series A Preferred Stock, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change); and

         (ii) in the case of a Common Stock Fundamental Change, the Conversion Price per share of Common Stock shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Section 7, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock
                       --------  -------
     Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one
     (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

          The following definitions shall apply to terms used in this Section 7:

          (a) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for one share of the Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in this Section 7.

          (b) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on Nasdaq or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or a price determined in good faith by the Board of Directors of the Company. The Closing Price on any Trading Day may be subject to adjustment as provided in this
     Section 7.

          (c) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof) of the consideration received by the holders of Common Stock pursuant to such transaction consists of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on
     Nasdaq; provided, however, that a Fundamental Change shall not be a
                 --------  -------
     Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series A Preferred Stock continue to exist as outstanding shares of Series A Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Series A Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Series A Preferred Stock.

          (d) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the
                                                       --------  -------
     case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive cash, securities, property or other assets; provided,
                                                                      --------
     further, that such term does not include (i) any transaction or event in
     -------
     which the Company and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any transaction or event in which the holders of Common Stock receive securities of an issuer other than the Company if, immediately following such transaction or event, those holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

          (e) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

          (f) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock. The Closing Price on any Trading Day may be subject to adjustment as provided in this Section 7.

          (g) "Reference Market Price" shall initially mean $13.50 (which is an amount equal to 66 2/3% of the last reported sales price for the Common Stock on Nasdaq on October 26, 1993) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $13.50 to the initial Conversion Price set forth in this Section 7.

          (h) "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (B) if the applicable security is quoted on Nasdaq, a day on which trades may be made on such National Market System or (C) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or on a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        8.  PAYMENTS.  The Company may provide funds for any payment of the
            --------
Redemption Price prior to the Redemption Date for any shares of Series A Preferred Stock or any amount distributable with respect to any Series A Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Company having a net worth of at least $100,000,000 and having its principal place of business in New York, New York, Charlotte or Winston-Salem, North Carolina, or Atlanta, Georgia, in trust for the benefit of the holders of such shares of Series A Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holders of such shares of Series A Preferred Stock which shall reasonably be required by the Company. Except as otherwise provided in Section 5 (seventh paragraph), the Company shall be entitled to make any deposit of funds contemplated by this
Section 8 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 8, provided that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to Section 5 or this
Section 8 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

        Any payment which may be owed for the payment of the Redemption Price for any shares of Series A Preferred Stock pursuant to Section 5 hereof or the payment of any amount distributable with respect to any shares of Series A Preferred Stock under Section 6 hereof shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Company or such other address as the Company shall deem reasonable.

        9.  STATUS OF REACQUIRED SHARES OF SERIES A PREFERRED STOCK.  Shares of
            -------------------------------------------------------
Series A Preferred Stock issued and reacquired by the Company (including, without limitation, shares of Series A Preferred Stock which have been redeemed pursuant to the terms of Section 5 hereof and shares of Series A Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

        10.  FRACTIONAL SHARES.  In the event the holder of Series A Preferred
             -----------------
Stock shall be entitled to receive a fractional interest in a share of Series A Preferred Stock or a fractional interest in a share of Common Stock, except as otherwise provided herein, the Company shall either, in the sole discretion of the Board of Directors, (i) round such fractional interest up to the next whole share of Series A Preferred Stock or Common Stock, as the case may be, or (ii) deliver cash in the amount of the fair market value (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) of such fractional interest.

        11.  PREEMPTIVE RIGHTS.  The Series A Preferred Stock is not entitled to
             -----------------
preemptive or subscription rights in respect of any securities of the Company.

        12.  LEGAL HOLIDAYS.  In any case where any Dividend Payment Date, any
             --------------
Redemption Date or the last date on which a holder of Series A Preferred Stock has the right to convert such holder's shares of Series A Preferred Stock shall not be a Business Day (as defined below), then (notwithstanding any other provision of these resolutions or of the Series A Preferred Stock) payment of a dividend due or a Redemption Price or conversion of the shares of Series A Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or Redemption Date or last day for conversion, provided
                                                                     --------
that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or Redemption Date, as the case may be. As used in this Section 12, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, Charlotte or Winston-Salem, North Carolina, or Atlanta, Georgia, are authorized or obligated by law or executive order to close.

          (b) Common Stock. The Common Stock shall be entitled to unlimited voting rights as provided by law, and together with the Preferred Stock, but subject to the prior rights of the Preferred Stock, shall be entitled to receive the net assets of the corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the corporation.

          (c) Certain Dividends. Shares of one class or series (including, without limitation, rights, options or warrants for the purchase or other acquisition of shares) may be issued by the Board of Directors as a dividend in respect of shares of any class or series.

5. Total authorized capital stock is  0 .
                                     ---

6. The existence of the corporation began as of the filing date with the Secretary of State or to be effective May 10, 1899.

7. The number of directors constituting the board of directors of the corporation is 15 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are as follows:


              Name                               Address

(a)     SEE ATTACHMENT
    -----------------------            -------------------------

(b)
    -----------------------            -------------------------

(c)
    -----------------------            -------------------------

(d)
    -----------------------            -------------------------

 8. The general nature of the business for which the corporation is organized is as follows: (It is not necessary to set forth the powers enumerated in Section 33-3-10 of 1976 Code) Manufacturing and selling articles made of wood, paper, iron, cloth, or other materials, buying and selling merchandise of all kinds, and such other business as is properly connected with the conduct of these undertakings, including the buying, selling and holding of real estate, erection of power plant stations.

 9. Additional provisions included in the articles of incorporation are as follows:

       (a) Board of Directors. Notwithstanding anything in Item 7 of the Restated Articles of Incorporation, the number of directors of the corporation shall be (i) the number fixed from time to time by the Board of Directors, which shall not be less than nine, plus (ii) any directors elected exclusively by the holders of Preferred Stock as provided in these articles. Except for any director elected exclusively by the holders of Preferred Stock, the directors shall continue to be divided into three classes of as nearly equal size as possible. Each class shall be elected to serve a term of three years. At each Annual Meeting of Shareholders, directors shall be elected to fill any vacancies in any class of the Board of Directors. Directors so elected shall serve until the Annual Meeting of Shareholders in the year in which their terms expire. No person who is not then already a director of the corporation shall be eligible to be elected as a director at the Annual Meeting of Shareholders unless such person shall have been nominated in writing, with such notice delivered to the Secretary of the corporation, not less than sixty days prior to such Annual Meeting.

       (b) Noncumulative Voting. Shareholders shall not have the right to cumulate their votes in the election of Directors.

       (c) No Preemptive Rights. The corporation elects not to have preemptive rights with respect to its shares, whether now or hereafter authorized.

       (d) Removal of Directors. Directors may be removed only for cause. Removal of a Director or the entire Board of Directors for cause shall only be accomplished by a vote of the holders of at least a majority of the outstanding shares then entitled to vote at an election for such Directors, subject to the provisions of the laws of the State of South Carolina.

          (e) Liability of Directors. No Director of the corporation shall be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of South Carolina, as presently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this
     Article 9(e) shall adversely affect any right or protection that exists at the time of such amendment, modification, or repeal.

          (f) Quorum or Voting Requirement for Shareholders. The shareholders are authorized to adopt or amend a by-law that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the laws of the State of South Carolina.

      10. The name and address of each incorporator is as follows: Not necessary for Restated Articles.

    Name          Street & Res. No.      City         County         State

These Restated Articles of Incorporation are executed and filed pursuant to Resolution of the Board of Directors of Sonoco Products Company duly adopted on July 20, 1988, and in accordance with Section 33-15-80, Code of Laws of South Carolina (1976); it is hereby expressly recited that they purport merely to restate, but not to change the provisions of the original Articles (that is the Charter of the Corporation, originally named Southern Novelty Company, dated May 10, 1899) as heretofore amended and supplemented, and that there is no discrepancy between such provisions and the provisions of these Restated Articles.

          /s/ Charles W. Coker
          -------------------------             -------------------------
          Signature of Incorporator                Type or Print Name

           /s/ Harris E. DeLoach
          -------------------------             -------------------------
          Signature of Incorporator                Type or Print Name

           Date: September 1, 1988*
                 -----------------

   STATE OF SOUTH CAROLINA
   COUNTY OF DARLINGTON

         The undersigned Charles W. Coker and Harris E. DeLoach, Jr.
                         ----------------     ----------------------
   do hereby certify that they are the President and Assistant Secretary of Sonoco Products Company and are authorized to execute this verification; that each of the undersigned does hereby certify that he or she has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his or her information and belief.

                                             /s/ Charles W. Coker
          -------------------------          ------------------------
          Signature of Incorporator                 President

                                             /s/ Harris E. DeLoach
          -------------------------          ------------------------
          Signature of Incorporator              Asst. Secretary

                            CERTIFICATE OF ATTORNEY


   I, Harriet E. Wilmeth, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter
   7 of Title 33 of the Code of Laws of South Carolina (1976) relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

   Date: September 1, 1988*                  /s/ Harriet E. Wilmeth
                                             ------------------------
                                                     Signature

                                                Harriet E. Wilmeth
                                             ------------------------
                                                Type or Print Name

                                                 Wilmeth & Jones
                                             ------------------------

                                               Post Office Box 1139
                                             -------------------------
                                                      Address

                                             Hartsville,   SC     29550
                                             ----------------------------
                                             City        State   Zip Code


* As amended on April 28, 1989, November 2, 1993, and May 4, 1994.

                               SCHEDULE OF FEES
         (Payable at time of filing Articles with Secretary of State)

Fee for filing Articles                       $5.00
In addition to the above, $.40
for each $1,000.00 of the
aggregate value of shares
which the corporation is
authorized to issue, but in
no case

less than                                     40.00

nor more than                              1,000.00

NOTE: THIS FORM MUST BE COMPLETED IN ITS ENTIRETY BEFORE IT WILL BE ACCEPTED FOR
      FILING.
      THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS AND A CHECK IN THE AMOUNT OF $10.00 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.

                                  ATTACHMENT
                                  ----------

                 BOARD OF DIRECTORS OF SONOCO PRODUCTS COMPANY*


Charles J. Bradshaw, Spartanburg, South Carolina
Charles W. Coker, Hartsville, South Carolina
Fitz L. H. Coker, Myrtle Beach, South Carolina
James L. Coker, Charleston, South Carolina
Thomas C. Coxe, III, Darlington, South Carolina
Alan T. Dickson, Charlotte, North Carolina
C. Kirkland Dunlap, Jr., Hartsville, South Carolina
Robert E. Elberson, Chicago, Illinois
James C. Fort, Hartsville, South Carolina
Edgar H. Lawton, Jr., Hartsville, South Carolina
Hugh L. McColl, Jr., Charlotte, North Carolina
R. Roy Pearce, Columbia, South Carolina
Paul J. Rizzo, Chapel Hill, North Carolina
Donald R. Russell, Hartsville, South Carolina
E. Craig Wall, Jr., Conway, South Carolina

* As of October 7, 1988. For a current listing of the Board of Directors, refer to Item 10 of the Company's Form 10-K Annual Report.